                                                                  EXHIBIT 4.13

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO,
(II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 HEREOF.


                              MED DIVERSIFIED, INC.

                      WARRANT TO PURCHASE 5,000,000 SHARES
                                 OF COMMON STOCK


         Med Diversified, Inc., a Nevada corporation (the "COMPANY"), hereby certifies that, for value received, John F. Andrews ("HOLDER"), or registered assigns, is the registered holder of a warrant (the "WARRANT") to subscribe for and purchase from the Company, at an exercise price of $.07 per share (as adjusted pursuant to SECTION 4 hereof, the "WARRANT PRICE"), 5,000,000 shares of the fully-paid and nonassessable Common Stock of the Company (as adjusted pursuant to SECTION 4 hereof, the "WARRANT SHARES"), subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is issued pursuant to that certain Termination and Consulting Agreement dated October 6, 2001 between the Company and the Holder, as amended by that certain Amendment to Termination and Consulting Agreement dated July __, 2002 (collectively, the "TERMINATION AGREEMENT").

         As used herein, (a) the term "COMMON STOCK" shall mean the Company's presently authorized Common Stock, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term "OTHER WARRANTS" shall mean any warrant issued upon transfer or partial exercise of this Warrant, and (c) the term "TOTAL WARRANT SHARES" shall mean the total of the sum of the number of the remaining Warrant Shares issuable to the Holder under this Warrant. The term "WARRANT" or "WARRANTS" as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

         1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the date hereof (the "DATE OF GRANT") through and including the earlier of (a) the date that is thirty (30) days prior to the consummation of (i) any merger or consolidation of the Company with or into another entity (other than a wholly-owned subsidiary of the Company) where (A) the Company is not the surviving entity or (B) the Company is the surviving entity but fifty percent (50%) or more of the capital stock of the Company after such transaction is held in substantially the same proportions by persons other than holders of the Company's capital stock prior to such transaction, or (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (any such event, a "SALE") and (b) the close of business on January 1, 2007 (the applicable date as a result of the operation of the foregoing clauses (a) or (b), the "EXPIRATION DATE").

         2. EXERCISE.

              (a) METHOD OF EXERCISE, PAYMENT; ISSUANCE OF NEW WARRANT. Subject to Section 1 and subsection (b) hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30)-day period.

              (b) EXTENT OF EXERCISE. Notwithstanding anything to the contrary set forth in this Warrant, this Warrant shall be exercisable only for that aggregate number of Warrant Shares as shall have vested at the time of exercise in accordance with Schedule A of this Warrant. Notwithstanding this subsection
(b) and the attached Schedule A, upon receipt of notice from the Company that the Holder is in breach of any material term contained in the Termination Agreement, the vesting of the remaining Warrant Shares shall be suspended until such time as the breach is cured.

              (c) AUTOMATIC EXERCISE. Subject to subsection (d) below, in the event that any portion of this Warrant is unexercised as of the Expiration Date, this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a business day, the immediately preceding business day), or, if the Expiration Date is due to a Sale, immediately prior to the consummation of such Sale (the "AUTOMATIC EXERCISE DATE"), and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business or, in the event of a Sale, as of immediately prior to the consummation of the Sale, on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date, by virtue of this SECTION 2(C) and without any action by the holder of this Warrant or any other person, and payment to the Company of the then applicable Warrant Prices multiplied by the number of Warrant Shares then being purchased shall be deemed to have been made (without payment by the holder of any exercise price or any cash or other consideration). As promptly as practicable on or after the Automatic Exercise Date and in any event within thirty (30) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.

              (d) WITHHOLDING. Notwithstanding anything herein to the contrary including, without limitation, the automatic exercise provisions of subsection
(c) above, this Warrant may not be exercised unless and until Holder pays (or makes alternative arrangements reasonably acceptable to the Company) any and all federal, state, and local income and employment tax withholding obligations of the Company or its affiliates, if any, which arise in connection with this Warrant. Accordingly, Holder hereby acknowledges that he may not be able exercise all or any portion of this Warrant when desired even though the Warrant is otherwise exercisable, and the Company shall have no obligation to issue a certificate for Warrant Shares.

         3. STOCK FULLY PAID; RESERVATION OF SHARES. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges, and preemptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

              (a) RECLASSIFICATION. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION
4. The provisions of this SECTION 4(A) shall similarly apply to successive reclassification, changes and conversions.

              (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

              (c) STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing SECTION 4(A) or SECTION 4(B)) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the then applicable Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

              (d) SPECIAL DISTRIBUTIONS. In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of evidences of indebtedness or assets (other than dividends and distributions referred to in SECTION 4(B) or SECTION 4(C) above and other than cash dividends) or of subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company, the Warrant Price to be in effect on and after such record date shall be adjusted by multiplying the then applicable Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the fair market value per share of Common Stock on such record date, less the fair value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one (1) share of the Common Stock outstanding as of such record date, provided, however, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants or Other Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under SECTION 4(F) below, and (ii) the denominator of which shall be such fair market value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made

              (e) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be then applicable Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately thereafter.

              (f) DETERMINATION OF FAIR MARKET VALUE. For purposes of this
SECTION 4, "FAIR MARKET VALUE" of a share of Common Stock as of a particular date shall mean (i) if the Company's Common Stock is traded on a national securities exchange or The Nasdaq Stock Market or actively traded over-the-counter: (A) if the Company's Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three days before date of calculation; or (B) if the Company's Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation; or (ii) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary on such record date. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), or if the holders of at least fifty-one percent (51%) of all of the Total Warrant Shares issuable under outstanding Warrants and Other Warrants (collectively, the "REQUESTING HOLDERS") disagree with the Board's determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors of the Company is communicated to holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders shall have the right to select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, in order to determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding. If the Board of Directors of the Company was unable to determine such Valuation, all costs and fees of such investment banking firm shall be borne by the Company. If the Requesting Holders disagreed with the Board's determination of such Valuation, the party whose determination of such valuation differed from the Valuation determined by such investment banking firm by the greatest amount shall bear all costs and fees of such investment banking firm. For purposes of this Warrant, the term "VALUATION" shall mean the determination, to be made initially by the Board of Directors of the Company, of the fair market value per share of Common Stock pursuant to clause (ii) above.

         5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to SECTION 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed (without regard to SECTION 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

         6. REGISTRATION RIGHTS.

              (a) The Holder will have the same right to have the Warrant Shares registered for sale under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and on the same terms, as the Company has generally agreed with its other executives (or former executives) who have piggyback registration rights other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisitions of any entity or business or equity securities issuable in connection with stock option or other employee benefits plans, subject to customary and reasonable "underwriter cut-back" arrangements whether or not cut-back arrangements are generally included in such other agreements. If the Holder is not permitted to effect the registration of all of the Warrant Shares as a result of those cut-back arrangements, the Holder will continue to have such piggyback registration rights until the Holder has been permitted to effect the registration of all of the Warrant Shares. The Company agrees (except to the extent that the Company is otherwise currently bound) that any piggyback registration rights that it grants to other executives in the future will contain similar cut-back provisions so as to permit the Holder and such executive to be cut-back proportionately. If the Holder has been permitted to include Warrant Shares in a registration statement as provided in this Section but has not elected to do so, the registration rights provided by this Section shall thereafter no longer apply to such Warrant Shares.

              (b) The trade restrictions applicable to the Warrant Shares set forth in Section 5 of the Termination Agreement shall not apply to any sale of Warrant Shares made pursuant to the registration rights provided by this SECTION 6.

         7. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with SECTION 4(F) above) of a share of Common Stock on the date of exercise.

         8. COMPLIANCE WITH SECURITIES ACT, DISPOSITION OF WARRANT OR WARRANT SHARES.

              (a) COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act. This Warrant and all shares Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

                   (i) "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT
(i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY."

                   (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

              (b) PURCHASE ENTIRELY FOR OWN ACCOUNT. The Holder acknowledges that this Warrant is given to the Holder in reliance upon the Holder's representation to the Company, which by its acceptance of this Warrant the Holder hereby confirms, that the Warrant, and the Warrant Shares (collectively, the "SECURITIES") being acquired by the Holder are being acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Holder represents that it has full power and authority to enter into this Agreement. The Holder has not been formed for the specific purpose of acquiring any of the Securities.

              (c) RESTRICTED SECURITIES. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed herein. The Holder understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. the Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation and may not be able to satisfy.

              (d) DISPOSITION OF WARRANT OR WARRANT SHARES. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(d) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. The foregoing notwithstanding, each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of
(i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, if reasonably requested by the Company, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

              (e) ACCREDITED INVESTOR. The Holder hereby represents and warrants to the Company that he is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         9. NO RIGHTS AS STOCKHOLDER. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         10. REPORTS UNDER EXCHANGE ACT; RULE 144. The Company covenants that it will use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and take such further action as Holder shall reasonably request to enable Holder to sell the Registrable Securities without registration, including making publicly available the information necessary to permit transfers of such shares pursuant to Rule 144.

         11. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the holder of this Warrant as follows:

              (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

              (b) The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

              (c) The rights, preferences, privileges and restrictions granted or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended (as so amended, the "CHARTER"), a true and complete copy of which has been delivered to the original holder of this Warrant; and

              (d) The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound.

         12. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         13. NOTICES. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this SECTION 13 by giving the other party written notice of the new address in the manner set forth herein.

         14. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, however, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

         15. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         16. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         17. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         18. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

         19. REMEDIES. In case any one (1) or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         20. ACCEPTANCE. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.


         [THE REMAINDER OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

         Issued this __ day of July, 2002.

                                 Med Diversified, Inc., a Nevada corporation

                                 By: __________________________
                                     Frank P. Magliochetti, Jr.
                                     Its: President and Chief Executive Officer

                                   SCHEDULE A

DATE OF VESTING          NEWLY VESTED SHARES      TOTAL NUMBER OF VESTED SHARES
July 1, 2002             2,975,000                2,975,000
August 1, 2002             400,000                3,375,000
September 1, 2002          400,000                3,775,000
October 1, 2002            400,000                4,175,000
November 1, 2002           400,000                4,575,000
December 1, 2002           425,000                5,000,000

                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:  Med Diversified, Inc.

         1. The undersigned hereby elects to purchase _________ shares of Common Stock of Med Diversified, Inc, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                  --------------------------------------
                  (Name)

                  --------------------------------------


                  --------------------------------------
                  (Address)




----------------------
(Date)